EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108108 of Palmetto Bancshares, Inc. on Form S-8 of our report, dated March 11, 2008, appearing in the Annual Report on Form 10-K of Palmetto Bancshares, Inc. for the year ended December 31, 2007.

Greenville, South Carolina

March 14, 2008